EXHIBIT 99.1
AVID ANNOUNCES RECEIPT OF SECOND ANTICIPATED NASDAQ LETTER AND INITIAL DETERMINATIONS OF ITS ACCOUNTING EVALUATION

Burlington, MA, May 21, 2013 - In March 2013, Avid Technology, Inc. (NASDAQ:AVID) announced that due to the delay in the filing of its annual report on Form 10-K for the year ended December 31, 2012 (“Form 10-K”), it had received a notification letter from the staff of the NASDAQ Listing Qualifications Department (the “NASDAQ Staff”) stating that the Company does not comply with NASDAQ Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission (the “SEC”). Avid, announced today that on May 17, 2013, it received from the NASDAQ Staff an anticipated notification of Avid's continued noncompliance with NASDAQ Listing Rule 5250(c)(1) due to Avid's delay in filing its Form 10-Q for the first quarter ended March 31, 2013 (“Form 10-Q”). These notifications were issued in accordance with NASDAQ procedures and have no immediate effect on the listing of Avid's common stock on the NASDAQ Global Market.
On May 20, 2013, Avid has, in accordance with the NASDAQ Staff's requirements as set forth in the notification, submitted a plan explaining how it expects to regain compliance with NASDAQ's continued listing requirements. If the NASDAQ Staff accepts the Company's plan, the Company expects to have up to 180 calendar days from the initial due date for the Form 10-K, or until September 16, 2013, to regain compliance. If the NASDAQ Staff does not accept Avid's plan, Avid will have the opportunity to appeal that decision to a NASDAQ Hearings Panel.
The Company has, as previously reported, been unable to file the Form 10-K and the Form 10-Q because it is continuing to evaluate the accounting treatment related to bug fixes, upgrades, enhancements and compatibility extensions (collectively, “Software Updates”). The first step in the Company's evaluation was to undertake an initial review of whether Software Updates previously made available by the Company to certain of its customers at no-charge included upgrades, enhancements or compatibility extensions and if so, whether such upgrades, enhancements or compatibility extensions met the definition of post-contract customer support (PCS) under U.S. Generally Accepted Accounting Principles (“GAAP”). During the course of this initial review, the Company concluded that certain of these no-charge Software Updates should have been accounted for as implied PCS when recognizing revenue for the original sale of the related product. The Company management has evaluated the potential impact of its findings on the Company's prior period financial statements and concluded that the Company's unaudited interim consolidated financial statements for the quarterly periods ended (i) September 30, 2012 and 2011, (ii) June 30, 2012 and 2011, and (iii) March 31, 2012 and 2011, as well as its audited consolidated financial statements for the years ended December 31, 2011, 2010 and 2009 should no longer be relied upon because of these errors in the application of GAAP. In addition, any previously issued press release or other publicly issued statement by the Company containing financial information for such periods should not be relied upon.
The Company expects that the timing of revenue recognition for the impacted customer arrangements will change from the historical presentation in the Company's financial statements pursuant to which revenue was recognized up front, generally to being recognized ratably over the estimated implied PCS service period. In addition, the timing of recognition of certain costs related to these customer arrangements may also be impacted, along with the timing of related income taxes. The Company cannot at this time estimate the full impact of the adjustments of revenue and costs, and the related impact on income taxes, on any previously issued financial statements for any individual reporting period, although it may be significant. However, while the restatement adjustments will impact previously reported revenue and operating results for prior periods, the restatement adjustments are not expected to affect the amount of total revenue ultimately to be earned, or the amount or timing of cash received or to be received, from the sales transactions or the Company's liquidity or cash flow for any prior period.
In addition, the Company will revise its consolidated financial statements for the years ended December 31, 2011, 2010 and 2009 for the correction of the errors previously identified and disclosed in its Form 10-Q for the quarterly periods ended September 30, 2012, June 30, 2012 and March 31, 2012.
The Company is also reassessing its accounting for certain restructuring expenses related to lease obligations and other exit activities in the quarters ended June 30, 2012 and September 30, 2012. While the Company continues to analyze the accounting treatment of these restructuring expenses, the Company has concluded that it has improperly accounted for such restructuring expenses and currently estimates that the restructuring expenses may have been cumulatively overstated by approximately $3.5 million on a pre-tax basis at September 30, 2012.
The Company's management, including its Chief Executive Officer and Chief Financial Officer, has concluded that the Company's disclosure controls and procedures and internal controls over financial reporting were not effective as of December 31, 2012 or March 31, 2013 because of the material weaknesses in the Company's internal controls over financial reporting relating to the matters disclosed in the Company's Form 10-Q for the quarterly periods ended September 30, 2012, June 30, 2012 and March 31, 2012 and the matters described in this press release.
The Company's evaluation of current and historical accounting treatment related to Software Updates is ongoing and the Company may identify additional issues, which could require further adjustments to the Company's prior financial statements for one or more prior fiscal years or periods.
The Company is working diligently to complete the review and continues to focus its efforts on completing and filing the delayed periodic reports, including restatements, as soon as possible. During this evaluation, the Company plans to continue to invest in its product innovation and execute on its growth strategy. The Company believes it is well positioned to support its customers' ongoing success.
Cautionary Note regarding Forward-Looking Statements
Except for historical information contained in this press release, this press release contains forward-looking statements that involve risks and uncertainties, including statements about Avid's anticipated plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding the additional time that may be granted for Avid to regain compliance with the NASDAQ rules, Avid's ability to regain compliance with NASDAQ's rules, the ongoing evaluation of Avid's current and historical accounting practices and treatment of various items, including Software Updates and the outcome and timing of such evaluation; the scope of the ongoing evaluation; the impact of the evaluation on Avid's financial results and the financial statements for the quarter ended March 31, 2013 and prior periods, including on previously reported revenue, operating results and liquidity and cash flow; the total timing of revenues, costs and taxes and the total revenues, costs and taxes over time; and the timing of the filing of restated financial statements, Avid's 2012 Form 10-K and Form 10-Q for the quarter ended March 31, 2013 and any future filings. These forward-looking statements are based on current expectations as of the date of this filing and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the impact of restatement of financial statements for prior periods; the impact of delays in Avid's completion of its financial statements and the filing of its periodic reports; the impact of the previously disclosed ongoing SEC and Department of Justice inquiries; the impact of the ongoing evaluation and these inquiries on Avid's financial results and financial statements for the quarter ended March 31, 2013 and prior and future periods including the cost associated with the evaluation and inquiries; Avid's ability to regain compliance with NASDAQ's continued listing requirements; the identified material weakness in Avid's internal controls; recent changes in Avid's management; Avid's ability to execute its strategic plan and meet customer needs; its ability to produce innovative products in response to changing market demand, particularly in the media industry; risks related to litigation; competitive factors; history of losses; fluctuations in its revenue, based on, among other things, Avid's performance in particular geographies or markets, fluctuations in foreign currency exchange rates and seasonal factors; adverse changes in economic conditions; and Avid's liquidity. Moreover, the business may be adversely affected by future legislative, regulatory or tax changes as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect Avid's business and prospects are described in the filings made by the Company with the SEC.
Avid expressly disclaims any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
About Avid
Avid creates the digital audio and video technology used to make the most listened to, most watched and most loved media in the world - from the most prestigious and award-winning feature films, music recordings, television shows, to live concert tours and news broadcasts.  Some of Avid's most influential and pioneering solutions include Media Composer®, Pro Tools®, Interplay®, ISIS®, VENUE, Sibelius®, and System 5. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Twitter, YouTube, LinkedIn, Google+; or subscribe to Avid Blogs.
© 2013 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Media Composer, Pro Tools, Interplay, ISIS, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products.  All other trademarks are the property of their respective owners.

 Media Contact
Lisa Kilborn
Avid
978.640.3230
lisa.kilborn@avid.com

Investor Contact
Tom Fitzsimmons
Avid
978.640.3346
tom.fitzsimmons@avid.com